UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 19, 2008

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                   Officers; Compensatory Arrangements of Certain Officers.

(a) On December 19, 2008, Eugene M. Weber notified Chyron Corporation (the "Company") that he will resign from the Company's Board of Directors, effective December 31, 2008, due to other commitments. Mr. Weber has served as a director since July 1995 and currently serves as the chair of the Audit Committee. The Company intends to appoint existing director Roger L. Ogden to serve on the Audit Committee prior to the effective date of Mr. Weber's resignation. The Company thanks Mr. Weber for his service as a member of the Board. Mr. Weber and the Company note that Mr. Weber is not resigning because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

In addition, the Company has entered into a consulting agreement (the "Consulting Agreement") with Mr. Weber under which Mr. Weber will provide financial consulting services to the Company's management following his resignation through July 31, 2009. Mr. Weber will receive no compensation for his services other than the continued vesting of his outstanding stock options through the term of the Consulting Agreement. A copy of the Consulting Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Consulting Agreement between the Company and Eugene M. Weber, dated as of December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: December 19, 2008

Exhibit No.	Description

99.1	Consulting Agreement between the Company and Eugene M. Weber, dated as of December 19, 2008.